UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On July 13, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future mixed martial arts (“MMA”) fights with MMA Big Show, plus certain rights to the brand and sponsorship representation.

On July 14, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with the Alaska Fighting Championship, plus certain rights to the brand and sponsorship representation.

On July 21, 2011 we announced that our company has been granted eligibility status by the Depository Trust Company (“DTC”), which will allow ownership of its stock shares to be transferred electronically by the DTC. The DTC is a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission. It was established to provide a safe and efficient way for buyers and sellers of securities to execute and settle transactions.

On July 26, 2011 we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with SportFight, plus certain rights to the brand and sponsorship representation.

On July 28, 2011we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with Victory Fighting Championship, plus certain rights to the brand and sponsorship representation.

On August 4, 2011we announced that our company has signed a letter of intent to acquire worldwide distribution rights to past and future MMA fights with the United Fighting Federation, plus certain rights to the brand and sponsorship representation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date:     August 5, 2011